As filed with the Securities and Exchange Commission on August 12, 1997
                                                          Registratio No. 333 -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                             NEXTLEVEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
         Delaware                                               36-4134221
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)
                           8770 West Bryn Mawr Avenue
                             Chicago, Illinois 60631
                       (Address of registrant's principal executive
                                    offices)

              NEXTLEVEL SYSTEMS, INC. 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               Keith A. Zar, Esq.
                       Vice President and General Counsel
                               8770 West Bryn Mawr
                             Chicago, Illinois 60631
                                 (773) 695-1000
           (Name, address, and telephone number of agent for service)
                         CALCULATION OF REGISTRATION FEE

======================== ============ ============= =============== ============
                                        Proposed
                                         Maximum       Proposed
                                        Offering        Maximum      Amount of
  Title of Securities    Amount to be    Price         Aggregate    Registration
    to be Registered      Registered   Per Share    Offering Price      Fee
======================== ============ ============= =============== ============

Common Stock, $.01 par    23,155,562   $16.4087 (1) $379,952,441 (1) $115,137.10
     value per share        shares
======================== ============ ============= =============== ============
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and in accordance therewith includes (i) 6,500,000 shares subject to options to be granted under the Plan based on the basis of the average of the high and low sales prices for the Common Stock reported by the New York Stock Exchange on August 8, 1997 and (ii) 16,655,562 shares subject to existing options based upon the price at which such options may be exercised.

                                EXPLANATORY NOTE
         As permitted by the rules of the Securities and Exchange Commission, (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following  documents,  which have been filed by NextLevel  Systems,
Inc.  (the  "Company")   with  the  Securities  and  Exchange   Commission  (the
"Commission"), are incorporated by reference in this Registration Statement.

                  (a) The Prospectus dated June 13, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-23935) (the "Form S-4"); and

                  (b) The Description of the Common Stock of the Company contained in the Registration Statement on Form 8-A filed with the Commission on April 24, 1997 including any amendment or report filed for the purposes of updating such description.

                  All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities
Exchange Act of 1934, (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                  The combined financial statements of the Communications Business of General Instrument Corporation, incorporated by reference in this Registration Statement from the Form S-4 Registration Statement, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in the Form S-4 Registration Statement, and are incorporated herein by reference in reliance upon their authority as experts in accounting and auditing. Future financial statements of the Registrant and the reports thereon of the Registrants' independent auditors to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of such independent auditors as experts in accounting and auditing to the extent such independent auditors have audited those financial statements and consented to the use of their reports thereon.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the securities registered under this Registration Statement has been passed upon for the Company by Keith A. Zar, Esq., General Counsel of the Company. Mr. Zar owns and holds options to purchase shares of common stock of the Company, and is a participant in several of its employee benefit plans.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative, other than action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article Sixth of the Amended and Restated Certificate of Incorporation of the Company provides that directors of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as director. The Certificate of Incorporation of the Company also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

         The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

         The Company will maintain directors' and officers' liability insurance which will provide for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Act, for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit No.                         Description of Exhibit

4.1 -- Form of Amended and Restated Certificate of Incorporation (attached as Annex B to the Proxy Statement-Prospectus dated June 13, 1997 included in Company's Registration Statement on Form S-4 (File No.333-23935) (the "Form S-4"))*/.

4.2 -- Form of Amended and Restated By-Laws (attached as Annex E to the Proxy Statement-Prospectus dated June 13, 1997 included in the Form S-4)*/.

4.3  --  Form  of  Common  Stock  Certificate (filed as Exhibit  4.2 to the Form
         S-4)*/.

4.4 -- Rights Agreement, dated as of June 12, 1997, between NextLevel Systems, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12925)**/

5.1  --  Opinion of Keith A. Zar, Esq.

23.1 --  Consent of Deloitte & Touche LLP

23.2 --  Consent of Keith A. Zar, Esq. (included in Exhibit 5.1)

24.1 --  Powers of Attorney (included on the signature pages)

*/ Incorporated by Reference (File No. 333-23935)

**/ Incorporated by Reference (File No. 001-12925)

Item 9.  Undertakings

         The Company hereby undertakes:

                  (a) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on August 12, 1997.


                                             NEXTLEVEL SYSTEMS, INC.


                                             By:  /s/Richard S. Friedland
                                                  -----------------------
                                                  Richard S. Friedland
                                                  Chairman and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Friedland and Charles
T. Dickson, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                      Title                      Date
           ---------                      -----                      ----
/s/Richard S. Friedland       Chairman and Chief Executive       August 12, 1997
-------------------------      Officer (Principal Executive
Richard S. Friedland              Officer) and Director

/s/Charles T. Dickson         Vice President and Chief           August 12, 1997
-------------------------         Financial Officer
Charles T. Dickson           (Principal Financial Officer)

/s/Paul J. Berzenski         Vice President and Controller       August 12, 1997
-------------------------    (Principal Accounting Officer)
Paul J. Berzenski

/s/John Seely Brown                    Director                  August 12, 1997
-------------------------
John Seely Brown

/s/Frank M. Drendel                    Director                  August 12, 1997
-------------------------
Frank M. Drendel

/s/Lynn Forester                       Director                  August 12, 1997
-------------------------
Lynn Forester

/s/Theodore J. Forstmann               Director                  August 12, 1997
-------------------------
Theodore J. Forstmann

/s/Alex M. Mandl                       Director                  August 12, 1997
-------------------------
Alex M. Mandl

/s/J. Tracy O'Rourke                   Director                  August 12, 1997
-------------------------
J. Tracy O'Rourke

/s/Roel Pieper                         Director                  August 12, 1997
-------------------------
Roel Pieper

                                INDEX TO EXHIBITS

   Exhibit No.
                         Description of Exhibit Page No.

4.1 -- Form of Amended and Restated Certificate of Incorporation (attached as Annex B to the Proxy Statement-Prospectus dated June 13, 1997 included in Company's Registration Statement on Form S-4 (File No. 333-23935) (the "Form S-4"))*/

4.2  --   Form of Amended and Restated By-Laws (attached as Annex E to the Proxy
          Statement-Prospectus included in the Form S-4)*/

4.3  --   Form of  Common Stock  Certificate  (filed as Exhibit 4.2 to  the Form
          S-4)*/

4.4 -- Rights Agreement, dated as of June 12, 1997, between NextLevel Systems, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12925)**/

5.1  --   Opinion of Keith A. Zar, Esq.                                        9

23.1 --   Consent of Deloitte & Touche LLP                                    11

23.2 --   Consent of Keith A. Zar, Esq. (included in Exhibit 5.1)              9

24.1 --   Powers of Attorney (included on the signature pages)                 6

*/ Incorporated by reference (File No. 333-23935)

**/ Incorporated by Reference (File No. 001-12925)

EXHIBIT 5.1




                                                     August 12, 1997


NextLevel Systems, Inc.
8770 West Bryn Mawr
Chicago, IL  60631

Ladies and Gentlemen:

                  I am General Counsel of NextLevel Systems, Inc., a Delaware Corporation (the "Company"). In that capacity, I have acted as counsel for the Company in connection with the registration, pursuant to a Registration Statement on Form S-8, of 23,155,562 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company which may be made the subject of options, stock appreciation rights, restricted stock, performance units, performance shares and phantom stock that may be granted under the NextLevel Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") to employees of the Company and its subsidiaries and which may be made the subject of options granted to non-employee directors pursuant to the plan.

                  I, or attorneys under my supervision, have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I, or attorneys under my supervision, have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. I, or attorneys under my supervision, have relied upon certificates and statements of public officials and officers or representatives of the Company and of others.

                  Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and that such Shares, when issued, sold and delivered as authorized in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  This opinion is limited to the General Corporation of the State of Delaware.

                  I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8. In giving such consent, I do not hereby admit that I am in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  The opinion expressed here is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                      Very truly yours,

                                      /s/Keith A. Zar
                                      ---------------
                                      Keith A. Zar
                                      Vice President and General Counsel

EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NextLevel Systems, Inc. on Form S-8 of our report relating to the Communications Business of General Instrument Corporation dated February 3, 1997 (February 28, 1997 as to Note 17), appearing in the Registration Statement on Form S-4 (File No. 333-23935) of NextLevel Systems, Inc., and to the reference to us as experts in Part II, Item 3 of this Registration Statement.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Chicago, Illinois

August 11, 1997

August 12, 1997


BY ELECTRONIC TRANSMISSION



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  NextLevel Systems, Inc.
     Registration Statement on Form S-8

Ladies and Gentlemen:

NextLevel Systems, Inc. (the "Company"), pursuant to the Securities Act of 1933, as amended, is filing by direct transmission in electronic format the Company's Registration Statement on Form S-8 relating to the registration of 23,155,562 shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the Company's 1997 Long-Term Incentive Plan. All of the exhibits are either included within the direct electronic transmission or incorporated by reference.

The filing fee of $115,137.10 was paid by intrabank transfer on August 11, 1997, to the Securities and Exchange Commission, Account Number 910-8739, Mellon Bank of Pittsburgh, Pennsylvania, ABA No. 043000261.

Please direct any questions or comments that the Commission Staff may have with regard to the filing to the undersigned at (773) 695-1040.

Very truly yours,

/s/ Keith A. Zar
----------------
Keith A. Zar